                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 13, 1999, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 1999, and related financial statement schedule II, which report appears in the October 31, 1999, annual report on Form 10-K of ABM Industries Incorporated.

  Registration No.     Form      Plan
  ----------------     ----      -------------------------------------
  2-86666              S-8       "Age-Vested" Career Stock Option Plan
  333-78425            S-8       1985 Employee Stock Purchase Plan
  33-14269             S-8       "Time-Vested" Incentive Stock Option Plan
  333-48857            S-8       "Price-Vested" Performance Stock Option Plan




                          /s/ KPMG LLP
                          ---------------------------------
                              KPMG LLP

                          San Francisco, California
                          January 28, 2000